UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-3382	CAROLINA POWER & LIGHT COMPANY d/b/a Progress Energy Carolinas, Inc.	56-0165465
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07  Submission of Matters to a Vote of Security Holders.

    Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 7, 2012 to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement. The final voting results are set forth below.

Proposal 1:  Election of Directors

The individuals named below were each elected to serve as directors of the Company for a one-year term expiring in 2013:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey A. Corbett	159,878,899	7,572	216,779
William D. Johnson	159,879,216	7,255	216,779
Jeffrey J. Lyash	159,878,808	7,663	216,779
John R. McArthur	159,878,908	7,563	216,779
Mark F. Mulhern	159,877,294	9,177	216,779
James Scarola	159,875,320	11,151	216,779
Paula J. Sims	159,877,913	8,558	216,779
Lloyd M. Yates	159,879,321	7,150	216,779

Proposal 2:  Advisory (Non-Binding) Vote on Executive Compensation

Having received a majority of the votes cast as set forth below and in accordance with the Company’s By-Laws, the compensation of certain executive officers was approved on an advisory (non-binding) basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
159,861,767	18,599	6,105	216,779

Proposal 3:  Ratification of Selection of Independent Registered Public Accounting Firm

Having received a majority of the votes cast as set forth below and in accordance with the Company’s By-Laws, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
160,099,300	1,833	2,117	0

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.
Registrant

By:	/s/ David B. Fountain
David B. Fountain
Corporate Secretary

Date:  May 9, 2012